Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder California Tax-Free Income Fund, Scudder Florida Tax-Free Income Fund, and Scudder New York Tax-Free Income Fund (three of the series comprising Scudder State Tax-Free Income Series) in the State Tax-Free Income Funds Prospectuses, and "Independent Auditors/Accountants and Reports to Shareholders," "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder State Tax-Free Income Series Statement of Additional Information and in the Scudder State Tax-Free Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 37 to the Registration Statement (Form N-1A, No. 2-81549) of our reports dated October 16, 2002 on the financial statements and financial highlights of Scudder California Tax-Free Income Fund, Scudder Florida Tax-Free Income Fund, and Scudder New York Tax-Free Income Fund included in the respective Fund Annual Reports each dated August 31, 2002.

                                                         /s/ERNST & YOUNG LLP

                                                         ERNST & YOUNG LLP



Boston, Massachusetts
December 26, 2002